RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                           APPLE ORTHODONTIX, INC.

            Apple Orthodontix, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), hereby adopts this Restated Certificate of Incorporation, which accurately restates and integrates the provisions of the existing Certificate of Incorporation of the Corporation and all amendments thereto that are in effect on the date hereof (the "Certificate of Incorporation") and further amends the provisions of the Certificate of Incorporation as described below, and does hereby further certify that:

            1. The name of the Corporation is Apple Orthodontix, Inc. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 15, 1996.

            2. The Board of Directors of the Corporation duly adopted a resolution proposing and declaring advisable the amendments to the Certificate of Incorporation as described herein, and the holders of a majority of the Corporation's outstanding capital stock have duly adopted such amendments, all in accordance with the provisions of Sections 228, 242 and 245 of the DGCL.

            3. This Restated Certificate of Incorporation is being filed pursuant to Sections 242 and 245 of the Delaware General Corporation Law in order to restate the Certificate of Incorporation of the Corporation as amended to date, and also to amend further the Certificate of Incorporation to (i) increase the authorized capital stock of the Corporation, (ii) authorize the issuance of preferred stock, Class A Common Stock and Class B Common Stock,
(iii) reclassify each issued and outstanding share of Common Stock of the Corporation into 4,012.556913 shares of Class B Common Stock and (iv) provide for the classification of the Board of Directors of the Corporation.

            4. At the effective time of this Restated Certificate of Incorporation each share of Common Stock, par value $0.01 per share, authorized immediately prior to this amendment shall be reclassified into 4,012.556913 fully paid and non-assessable shares of Class B Common Stock, par value $0.001 per share, so that each share of Common Stock, par value $0.01 per share, authorized immediately prior to this Restated Certificate of Incorporation shall be automatically converted and reclassified without further action into 4,012.556913 shares of Class B Common Stock, par value $0.001 per share. No scrip or certificates for fractional shares of Common Stock will be issued by reason of this amendment.

            5. The Certificate of Incorporation is hereby restated and further amended to read in its entirety as follows:

                     RESTATED CERTIFICATE OF INCORPORATION

            FIRST: The name of the Corporation is Apple Orthodontix, Inc.

            SECOND: The address of the registered office of the Corporation in the State of Delaware is 1050 S. State Street, in the City of Dover, County of Kent. The name of its registered agent at such address is CorpAmerica, Inc.

            THIRD: The purpose of the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the DGCL or any successor statute.

            FOURTH: The aggregate number of shares of capital stock which the Corporation shall have authority to issue is Thirty-nine Million One Hundred Six Thousand Eight Hundred and Fifty-Two (39,106,852), divided into Twenty-five Million (25,000,000) shares of Class A Common Stock, par value $0.001 per share ("Class A Common Stock"), 4,106,852 shares of Class B Common Stock, par value $0.001 per share ("Class B Common Stock" and, together with the Class A Common Stock, "Common Stock"), and Ten Million (10,000,000) shares of preferred stock, par value $0.001 per share ("Preferred Stock"). Shares of any class of capital stock of the Corporation may be issued for such consideration and for such corporate purposes as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine. No stockholder shall, by reason of the holding of shares of any class or series of capital stock of the Corporation, have a preemptive or preferential right to acquire or subscribe for any shares or securities of any class, whether now or hereafter authorized, which may at any time be issued, sold or offered for sale by the Corporation, unless specifically provided for in a Directors' Resolution with respect to a series of Preferred Stock. Cumulative voting of shares of any class or series of capital stock having voting rights is prohibited unless specifically provided for in a Directors' Resolution (as defined below) with respect to a series of Preferred Stock.

      A statement of the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock of the Corporation is as follows:

                                PREFERRED STOCK

            The Preferred Stock may be divided into and issued from time to time in one or more series as may be fixed and determined by the Board of Directors. The relative rights and preferences of the Preferred Stock of each series shall be such as shall be stated in any resolution or resolutions adopted by the Board of Directors setting forth the designation of the series and fixing and determining the relative rights and preferences thereof, any such resolution or resolutions being herein called a "Directors' Resolution." The Board of Directors is hereby authorized to fix and determine the powers, designations, preferences, and relative, participating, optional or other rights (including, without limitation, voting powers, full or limited, preferential rights to receive dividends or assets upon liquidation, rights of conversion or exchange into Common Stock, Preferred Stock of any series or other securities, any right of the Corporation to exchange or convert shares into Common Stock, Preferred Stock of any series or other securities, or redemption provisions or sinking fund provisions) as between series and as between the Preferred Stock or any series thereof and the Common Stock, and the qualifications, limitations or restrictions thereof, if any, all as shall be stated in a Directors' Resolution, and

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
the shares of Preferred Stock or any series thereof may have full or limited voting powers, or be without voting powers, all as shall be stated in a Directors' Resolution.

                                 COMMON STOCK

      Class A Common Stock and Class B Common Stock shall be identical in all respects and shall have equal powers, rights and privileges, except as otherwise expressly provided herein. The relative powers, preferences, rights, qualifications, limitations and restrictions of the shares of each of the classes of Common Stock are as follows:

            (a) CASH OR PROPERTY DIVIDENDS. Subject to the rights and preferences of the Preferred Stock as set forth in any resolution or resolutions of the Board of Directors providing for the issuance of such stock pursuant to this Article Fourth, and except as otherwise provided for herein, the holders of Class A Common Stock and Class B Common Stock shall be entitled to receive ratably (on the basis of one share of Class A Common Stock being treated equally as one share of Class B Stock) cash or property dividends as may from time to time be declared by the Board out of funds legally available therefore.

            (b) STOCK DIVIDENDS. If at any time a dividend is to be paid in shares of Class B Common Stock or shares of Class A Common Stock (a "stock dividend"), such stock dividend may be declared and paid only as follows:
      Class A Common Stock may be paid only to holders of Class A Common Stock and Class B Common Stock may be paid only to holders of Class B Common Stock, and whenever a stock dividend is paid, the same rate or ratio of shares shall be paid in respect of each outstanding share of Class A Common Stock or Class B Common Stock.

            (c) STOCK SUBDIVISIONS AND COMBINATIONS. The Corporation shall not subdivide, reclassify or combine stock of any class of Common Stock without at the same time making a proportionate subdivision or combination of the other class.

          (d) VOTING. Voting power shall be divided between classes of stock as follows:

                  (1) With respect to the election of directors, holders of
            Class B Common Stock and holders of any series of Preferred Stock (to the extent that holders of Preferred Stock are entitled to vote in accordance with this Article Fourth and not otherwise required by law to vote as a separate class) voting together shall be entitled to elect that number of directors which constitutes 20% of the authorized number of members of the Board of Directors and, if such 20% is not a whole number, then the holders of Class B Common Stock and holders of any series of Preferred Stock (to the extent they are entitled to vote thereon) voting together shall be entitled to elect the nearest lower whole number of directors that is closest to 20% of such membership. Holders of Class A Common Stock shall be entitled to elect the remaining directors.

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
                  (2) Holders of Class B Common Stock and holders of any series of Preferred Stock (to the extent they are entitled to vote thereon) shall be entitled to vote together on the removal, with cause, of any director elected by the holders of Class B Common Stock and holders of any series of Preferred Stock (to the extent they are entitled to vote thereon). Holders of Class A Common Stock shall be entitled to vote on the removal, with cause, of any director elected by the holders of Class A Common Stock.

                  (3) Except as specified herein, the holders of the Class A
            Common Stock and the holders of the Class B Common Stock shall be entitled to vote as separate classes only when required by law to do so or as provided herein.

                  (4) Any vacancy in the office of a director created by the death, resignation or removal of a director elected by the holders of Class B Common Stock and holders of any series of Preferred Stock (to the extent they are entitled to vote thereon) may be filled by a vote of holders of Class B Common Stock and holders of any series of Preferred Stock (to the extent they are entitled to vote thereon) voting together. Any vacancy in the office of a director created by the death, resignation or removal of a director elected by the holders of Class A Common Stock may be filled by a vote of holders of Class A Common Stock. Notwithstanding anything in this Section
            (d) to the contrary, any vacancy in the office of a director may be filled by the vote of the majority of the directors (or director) elected by the same class or classes of stock that elected that director whose death, resignation or removal created the vacancy, if any. Any director elected by some or all of the directors or by the stockholders to fill a vacancy shall serve until the annual meeting at which such director's term expires and until his or her successor has been elected and has qualified unless removed and replaced pursuant to this subsection (d)(4). The Board of Directors may increase the number of directors and any newly-created directorship so created may be filled by the Board of Directors, provided that the Board of Directors may be so enlarged by the Board only to the extent that 20%, or, if such 20% is not a whole number, then the nearest lower whole number of directors that is closest to 20%, of such membership of the enlarged Board consists of directors elected by the holders of Class B Common Stock and the holders of any series of Preferred Stock (to the extent they are entitled to vote thereon) or by the vote of the majority of the directors (or director) elected by the holders of Class B Common Stock and the holders of any series of Preferred Stock (to the extent they are entitled to vote thereon).

                  (5) Holders of Class A Common Stock and Class B Common Stock
            shall in all matters, other than the election of directors and as not otherwise specified in this Section (d), vote together, with each share of Class A Common Stock having one vote and each share of Class B Common Stock having threetenths (3/10ths) of one vote.

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
                  (6) Notwithstanding anything in this Section (d) to the
            contrary, the holders of Class A Common Stock shall have exclusive voting power (except for voting powers, if any, of any series of Preferred Stock) on all matters at any time when no Class B Common Stock is issued and outstanding, and the holders of Class B Common Stock shall have exclusive voting power (except for voting powers, if any, of any series of Preferred Stock) on all matters at any time when no Class A Common Stock is issued and outstanding.

            (e) CONVERSION. Each share of Class B Common Stock will automatically convert into Class A Common Stock on a share for share basis
      (a) in the event of a disposition after the date of the Corporation's initial public offering of such share of Class B Common Stock by the holder thereof to any person who is not an affiliate of such holder, (b) in the event any person not affiliated with the Corporation acquires beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of 15% or more of the outstanding shares of capital stock of the Corporation, (c) in the event any person not affiliated with the Corporation offers to acquire beneficial ownership of 15% or more of the outstanding shares of capital stock of the corporation, (d) in the event the holder of Class B Common Stock elects to convert it into Class A Common Stock at any time after the second anniversary of the consummation of the Corporation's initial public offering of Class A Common Stock (the "Public Offering"), (e) on the fifth anniversary of the date of the consummation of the Public Offering, or (f) in the event the holders of a majority of the outstanding shares of Class A Common Stock entitled to vote approve such conversion. Additionally, the Corporation may elect to convert any outstanding shares of Class B Common Stock into shares of Class A Common Stock on a share for share basis in the event less than 821,370 shares of Class B Common Stock are then outstanding Upon the occurrence of any such conversion, any holder of Class B Common Stock may surrender such holder's certificate or certificates representing the Class B Common Stock so converted, duly endorsed, at the office of the Corporation or any transfer agent for the Class B Common Stock, together with a written notice to the Corporation at such office that such holder elects to exchange such certificate or certificates for a certificate or certificates representing Class A Common Stock. Promptly thereafter, the Corporation shall issue and deliver to such holder, or such holder's nominee or nominees, a certificate or certificates representing the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made at the close of business at the date of such event and the person or persons entitled to receive the Class A Common Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such Class A Common Stock as of the close of business on that date.

            FIFTH: (a) DIRECTORS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the authority and powers conferred upon the Board of Directors by the DGCL or by the other provisions of this Restated Certificate of Incorporation (this "Certificate of Incorporation"), the Board of Directors is hereby authorized and empowered to exercise all such powers and do all such acts and things

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
as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Certificate of Incorporation and any Bylaws adopted by the stockholders of the Corporation; PROVIDED, HOWEVER, that no Bylaws hereafter adopted by the stockholders of the Corporation, or any amendments thereto, shall invalidate any prior act of the Board of Directors that would have been valid if such Bylaws or amendment had not been adopted.

            (b) NUMBER, ELECTION AND TERMS OF DIRECTORS. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by a majority of the directors then in office, subject to an increase in the number of directors by reason of any provisions contained in or established pursuant to Article FOURTH, but in any event shall not be less than three. The directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be divided into three classes, Class I, Class II and Class III. Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected; PROVIDED, HOWEVER, that the directors first elected to Class I shall serve for a term expiring at the annual meeting next following the end of the calendar year 1997, the directors first elected to Class II shall serve for a term expiring at the annual meeting next following the end of the calendar year 1998, and the directors first elected to Class III shall serve for a term expiring at the annual meeting next following the end of the calendar year 1999. Each director shall hold office until the annual meeting at which such director's term expires and, the foregoing notwithstanding, shall serve until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal.

            At each annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall have designated one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

            In the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal. The Board of Directors shall specify the class to which a newly created directorship shall be allocated.

            Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

            (c) REMOVAL OF DIRECTORS. No director of the Corporation shall be removed from office as a director by vote or other action of the stockholders or otherwise except for cause, and then only by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of such director, voting together as a single class. Except as may otherwise be provided by law, cause for removal of a director shall be deemed to exist only if: (i) the director whose removal is proposed has been convicted, or where a director is granted immunity to testify where another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (ii) such director has been found by the

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
affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of the Board of Directors called for that purpose or by a court of competent jurisdiction to have been grossly negligent or guilty of misconduct in the performance of his duties to the Corporation in a matter of substantial importance to the Corporation; or (iii) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability as a director of the Corporation.

            (d) VACANCIES. Except as provided in Article FOURTH hereof, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified or until his earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

            SIXTH: From and after the first date as of which the Corporation has a class or series of capital stock registered under the Exchange Act, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Except as otherwise required by law, or as may be prescribed in a Directors' Resolution, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board of Directors or by the President of the Corporation or by the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the entire Board of Directors.

            SEVENTH: No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director; PROVIDED, HOWEVER, that the foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as the same exists or as such provision may hereafter be amended, supplemented or replaced, or (iv) for any transactions from which such director derived an improper personal benefit. If the DGCL is amended after the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by such law, as so amended. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

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
            EIGHTH: In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation, or adopt new Bylaws, without any action on the part of the stockholders, except as may be otherwise provided by applicable law or the Bylaws of the Corporation.

            NINTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under
Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If the majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

            IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed this 24th day of April, 1997.

                                    APPLE ORTHODONTIX, INC.

                                    By:/s/John G. Vondrak, D.D.S.
                                          John G. Vondrak, D.D.S.
                                          Chairman and Chief Executive Officer

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